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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated March 23, 2010 on the financial statements and financial highlights of the Columbia Portfolio Builder Aggressive Fund (formerly RiverSource Portfolio Builder Aggressive Fund), Columbia Portfolio Builder Conservative Fund (formerly RiverSource Portfolio Builder Conservative Fund), Columbia Portfolio Builder Moderate Aggressive Fund (formerly RiverSource Portfolio Builder Moderate Aggressive Fund), Columbia Portfolio Builder Moderate Conservative Fund (formerly RiverSource Portfolio Builder Moderate Conservative
Fund) and Columbia Portfolio Builder Moderate Fund (formerly RiverSource Portfolio Builder Moderate Fund) of the RiverSource Market Advantage Series, Inc. included in the annual reports for the fiscal year ended January 31, 2010 incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A, No. 33-30770) of the RiverSource Market Advantage Series, Inc. as filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
September 22, 2010